HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
FIRST QUARTER 2021 RESULTS
- First Quarter 2021 Net Income of $2.9 Million -
- Property Level Cash Flow Increased to $3.7 Million in March -
- First Quarter 2021 Occupancy Exceeds Fourth Quarter 2020 Occupancy by 1,300 Basis Points -
- First Quarter Portfolio RevPAR Beats Internal Forecast by 34% -

Philadelphia, PA, April 28, 2021 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the first quarter ended March 31, 2021.
First Quarter 2021 Financial Results
Net income applicable to common shareholders was $2.9 million, or $0.07 per diluted common share, in the first quarter 2021, compared to net loss applicable to common shareholders of ($29.1 million), or ($0.76) per diluted common share, in first quarter 2020. The increase in first quarter 2021 net income and net income per diluted common share was primarily due to approximately $48.3 million in realized gains from the disposition of hotel properties.
AFFO in the first quarter 2021 decreased to ($15.9 million), compared to ($8.5 million) in the first quarter 2020. The decrease in AFFO was due to the impact of the COVID pandemic for all of the first quarter of 2021 while the pandemic only impacted the final month of the first quarter of 2020. AFFO per diluted common share and OP Unit in the first quarter 2021 was ($0.36). An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.
Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Our first quarter operating results reflected increased demand, which coupled with the cost containment initiatives implemented across our hotels, resulted in a sequential increase in property cash flow from $133,000 in January to $3.7 million in March with RevPAR increasing 56% from January to March. A surge in leisure demand at our South Florida and coastal California resorts, and the first signs of recovery in our urban markets, drove performance. Our lifestyle-oriented hotels began hosting smaller social groups such as weddings and sports teams while our sales teams began conversations with large corporate clients on their return to office and business travel plans — indications that all segments of traveler are beginning to re-emerge. Results this quarter came in ahead of our expectations at the beginning of the year, with occupancies surpassing our internal forecast by more than 1,200 basis points and our portfolio RevPAR exceeding expectations by 34%. The strongest quarter-over-quarter performance was seen in our South Florida portfolio, as leisure demand to a warmer climate led to both the Parrot Key Hotel & Resort and Cadillac Hotel & Beach Club each generating more than a 2,000 basis point occupancy increase and ADR growth of 38% and 43%, respectively, compared to the fourth quarter 2020.”
Mr. Shah continued, “In February, we announced the completion of several initiatives to provide us with near and medium-term financial flexibility. Our announced asset sales and our unsecured notes facility with affiliates of the Goldman Sachs Merchant Bank enabled us to simultaneously pay down our 2021 term loan, amend the Revolving Credit Facility agreement, and extend the covenant waiver holiday through March 31, 2022. Last quarter, we also closed on the sales of four additional assets and we anticipate closing the sale of the Duane Street Hotel during the second quarter. Our increased financial flexibility from these bespoke solutions allowed us to clear our preferred dividend accrual during the first quarter and resume our quarterly preferred distributions. With our financing and liquidity needs addressed, we consolidated our focus on operational improvements –– remobilizing bars & restaurants, ancillary revenue streams, and unique sales strategies –– to capture market share during this demand resurgence. As we progress through the early stages of the new cycle, these efforts will continue to drive market leading cash flow and highlight our portfolio’s significant operational leverage to the reopening recovery.”
Asset Sales
Year to-date 2021, the Company has completed the sales of four consolidated hotels for a total sale price of $178.5 million, before customary closing costs:
•The 245-room Courtyard Downtown San Diego, CA
•The 140-room Residence Inn in Coconut Grove, FL
•The 153-room Capitol Hill Hotel in Washington, DC
•The 112-room Holiday Inn Express in Cambridge, MA

These sales, in addition to the previously announced sales of the Duane Street Hotel and Sheraton Wilmington, will generate gross proceeds totaling $216.0 million, before customary closing costs, allowing us to pay down $25.0 million in property-level debt. The sale of the Sheraton Wilmington closed on December 1, 2020, while the sale of the Duane Street Hotel is expected to close in the second quarter 2021.
First Quarter 2021 Operating Results
The Company had 33 comparable hotels fully open and operational throughout the first-quarter, which generated 45.9% occupancy and an average daily rate of $169.65. The Parrot Key Hotel & Resort was our best performing asset during the quarter, ending the period with 76.1% occupancy and an absolute ADR of $423.82, an increase of 24.2% versus first quarter 2019, resulting in 10.0% RevPAR growth over the same period. The Sanctuary Beach Resort continued to outperform, ending the period with a 24.9% RevPAR improvement versus the first quarter of 2019 driven by 50.5% ADR growth to $409.58. Our New York City portfolio, which constitutes the 5 boroughs, generated 53.3% occupancy during the first quarter, highlighted by our select-service offerings in the JFK sub-market and our Nu Hotel in Brooklyn which ended the quarter with 96.5% occupancy.

Cash Burn and Breakeven Levels
Improved operating trends during the first quarter resulted in significant property level cash flow growth over the period. Our hotel portfolio produced positive earnings for the first time during the pandemic in January generating $133,000. Incremental demand in February yielded $986,000 in property cash flow while March saw a substantial increase in booking trends resulting in $3.7 million of hotel earnings. Our first quarter property level cash flow of $4.8 million represents an increase of 182% compared to our property cash burn of ($5.9 million) during the fourth quarter.
Current and forecasted operating results show that we are above levels needed to consistently generate positive hotel level EBITDA. We are beginning to approach levels necessary for us to be cash flow positive on a corporate wide basis as we continue to see improved demand fundamentals coupled with our aggressive on-property cost controls.
Preferred Dividend Distribution
On March 9, 2021, the Company announced its Board of Trustees declared cash dividends on the Company's Series C, Series D and Series E cumulative redeemable preferred stock reflecting accrued and unpaid dividends for the dividend periods ended April 15, 2020, July 15, 2020, October 15, 2020 and January 15, 2021. These preferred share dividends were paid March 26, 2021 to holders of record as of March 19, 2021. Additionally, Hersha’s Board of Trustees declared a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the first dividend period ending April 15, 2021. The preferred share dividends were paid April 15, 2021 to holders of record as of April 1, 2021.
Financing
The Company completed the first quarter 2021 with approximately $83.3 million of cash & cash equivalents and deposits. As of April 1, 2021, the Company had approximately $45 million in capacity on its $250 million Senior Revolving Line of Credit and $50 million in undrawn credit from its Unsecured Notes Facility with affiliates of Goldman Sachs Merchant Bank. As of March 31, 2021, the Company’s consolidated debt had a weighted average interest rate of 4.41% and a weighted average life-to-maturity of 3.3 years.
Full-Year 2021 Outlook
Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company will forego providing full-year 2021 guidance at this time.
First Quarter 2021 Conference Call
The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, April 29, 2021. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 3350361 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, April 29, 2021 through 11:59 PM Eastern Time on Friday, May 28, 2021. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10153287. A replay of the webcast will be available on the Company’s website for a limited time.
About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 37 hotels totaling 5,845 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”
Non-GAAP Financial Measures and Key Performance Metrics
Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Cautionary Statements Regarding Forward Looking Statements
Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the efficacy of any treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the Company’s ability to dispose of selected hotel properties on the terms and timing the Company expects, if at all, economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to forecast breakeven levels and cash burn accurately, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Such forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including with respect to the disposition of hotel properties, the amendments to the Company’s revolving credit facility and term loan agreements. There can be no assurance that the disposition of hotel properties, the amendments to the Company’s revolving credit facility and term loan agreements will be consummated on the terms and timing expected, if at all. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of April 28, 2021, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	March 31, 2021	December 31, 2020
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,717,841	$1,784,838
Investment in Unconsolidated Joint Ventures	6,250	6,633
Cash and Cash Equivalents	76,522	16,637
Escrow Deposits	6,822	6,970
Hotel Accounts Receivable	6,319	5,690
Due from Related Parties	1,953	2,641
Intangible Assets, Net of Accumulated Amortization of $6,744 and $6,840	1,530	1,739
Right of Use Asset	43,800	44,126
Other Assets	19,560	15,494
Hotel Assets Held for Sale	17,288	96,220
Total Assets	$1,897,885	$1,980,988

Liabilities and Equity:
Line of Credit	$121,419	$133,053
Term Loan, Net of Unamortized Deferred Financing Costs	506,903	681,744
Unsecured Notes Payable, Net of Unamortized Discounts and Deferred Financing Costs	190,719	50,789
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	305,264	330,848
Lease Liabilities	53,657	53,852
Accounts Payable, Accrued Expenses and Other Liabilities	52,635	58,453
Dividends and Distributions Payable	6,043	—
Total Liabilities	$1,236,640	$1,308,739

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$—	$—

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at March 31, 2021 and December 31, 2020, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at March 31, 2021 and December 31, 2020; 39,132,307 and 38,843,482 Shares Issued and Outstanding at March 31, 2021 and December 31, 2020, respectively	391	389
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2021 and December 31, 2020	—	—
Accumulated Other Comprehensive Loss	(12,509)	(19,275)
Additional Paid-in Capital	1,154,579	1,150,985
Distributions in Excess of Net Income	(530,535)	(509,243)
Total Shareholders' Equity	612,073	623,003

Noncontrolling Interests - Common Units and LTIP Units	49,172	49,246

Total Equity	661,245	672,249

Total Liabilities and Equity	$1,897,885	$1,980,988

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2021	March 31, 2020
Revenues:
Hotel Operating Revenues:
Room	$39,350	$71,083
Food & Beverage	3,074	10,075
Other Operating Revenues	4,729	8,780
Total Hotel Operating Revenues	47,153	89,938
Other Revenue	12	199
Total Revenues	47,165	90,137
Operating Expenses:
Hotel Operating Expenses:
Room	9,198	19,092
Food & Beverage	2,873	10,621
Other Operating Revenues	20,109	35,806
Total Hotel Operating Expenses	32,180	65,519
Hotel Ground Rent	1,100	1,063
Real Estate and Personal Property Taxes and Property Insurance	10,071	9,942
General and Administrative	2,775	3,378
Share Based Compensation	2,169	2,456
Acquisition and Terminated Transaction Costs	354	—
Depreciation and Amortization	21,802	24,188
Total Operating Expenses	70,451	106,546

Operating Loss	(23,286)	(16,409)
Interest Income	1	36
Interest Expense	(13,429)	(13,007)
Other Income (Expense)	461	(72)
Gain on Disposition of Hotel Properties	48,352	—
Loss on Debt Extinguishment	(2,940)	—
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	9,159	(29,452)

Loss from Unconsolidated Joint Venture Investments	(658)	(1018)

Income (Loss) before Income Taxes	8,501	(30,470)
Income Tax Benefit	589	4,498
Net Income (Loss)	9,090	(25,972)
Loss Allocated to Noncontrolling Interests
Common Units	(322)	2,897
Consolidated Joint Venture	158	—
Preferred Distributions	(6,043)	(6,044)

Net Income (Loss) Applicable to Common Shareholders	$2,883	$(29,119)

Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$0.07	$(0.76)
DILUTED
Net Income (Loss) Applicable to Common Shareholders	$0.07	$(0.76)

Weighted Average Common Shares Outstanding:
Basic	38,970,893	38,564,099
Diluted	39,840,474	38,564,099

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020

Net income (loss) applicable to common shares	$2,883	$(29,119)
Income (loss) allocated to noncontrolling interest	164	(2,897)
Loss from unconsolidated joint ventures	658	1018
Gain on disposition of hotel properties	(48,352)	—
Depreciation and amortization	21,802	24,188
Funds from consolidated hotel operations applicable to common shares and Partnership units	(22,845)	(6,810)

Loss Income from unconsolidated joint venture investments	(658)	(1,018)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(496)	(2,700)
Depreciation and amortization of difference between purchase price and historical cost	21	24
Interest in depreciation and amortization of unconsolidated joint ventures	631	1,373
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(502)	(2,321)

Funds from Operations applicable to common shares and Partnership units	(23,347)	(9,131)
Add:
Income tax benefit	(589)	(4,498)
Non-cash share based compensation expense	2,169	2,456
Straight-line amortization of lease expense	129	149
Acquisition and terminated transaction costs	354	—
Amortization of discounts, premiums, and deferred financing costs	1,278	447
Amortization of liability and reclassification of other comprehensive income for amended interest rate swaps	424	967
Interest expense paid-in-kind	732	—
Deferred financing costs and debt premium written off in debt extinguishment	2,940	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	19	202
Operating loss incurred on properties closed	—	983
State and local tax expense related to reassessment of prior period assessment	(64)	(49)

Adjusted Funds from Operations	$(15,955)	$(8,474)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$(0.36)	$0.19

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,190,204	43,500,486

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2021	March 31, 2020
Net income (loss)	$9,090	$(25,972)
Loss from unconsolidated joint ventures	658	1,018
Interest expense	13,429	13,007
Non-operating interest income	(1)	(36)
Income tax benefit	(589)	(4,498)
Depreciation and amortization	21,802	24,188
EBITDA from consolidated hotel operations	44,389	7,707
Gain on disposition of hotel properties	(48,352)	—
EBITDAre from consolidated hotel operations	(3,963)	7,707
Loss from unconsolidated joint venture investments	(658)	(1,018)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(496)	(2,700)
Depreciation and amortization of difference between purchase price and historical cost	21	24
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	919	3,206
EBITDAre from unconsolidated joint venture operations	(214)	(488)
EBITDAre	(4,177)	7,219
Non-cash share based compensation expense	2,169	2,456
Straight-line amortization of lease expense	129	149
Acquisition and terminated transaction costs	354	—
Loss on reclassification of other comprehensive income for interest rate swaps	324	—
Deferred financing costs and debt premium written off in debt extinguishment	2,940	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	19	202
Operating loss incurred on properties closed due to physical damage	—	983
State and local tax expense related to reassessment of prior period assessment	(64)	(49)
Adjusted EBITDA	$1,694	$10,960

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended
	March 31, 2021	March 31, 2020

Operating (loss) income	$(23,286)	$(16,409)
Other revenue	(12)	(199)
Depreciation and amortization	21,802	24,188
General and administrative	2,775	3,378
Share based compensation	2,169	2,456
Acquisition and terminated transaction costs	354	—
Straight-line amortization of ground lease expense	129	149
Costs accrued for furloughed employees	—	893
State and local tax expense related to reassessment of prior period assessment	(64)	(49)
Other	41	15

Hotel EBITDA	$3,908	$14,422

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Director of Investor Relations
Phone: 215-238-1046